UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 23, 2020

Fidus Investment Corporation

(Exact Name of Registrant as Specified in its Charter)

Maryland	814-00861	27-5017321
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1603 Orrington Avenue, Suite 1005

Evanston, Illinois 60201

(Address of Principal Executive Offices, Including Zip Code)

(847) 859-3940

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	FDUS	The NASDAQ Global Select Market
5.875% Notes due 2023	FDUSL	The NASDAQ Global Select Market
6.000% Notes due 2024	FDUSZ	The NASDAQ Global Select Market
5.375% Notes due 2024	FDUSG	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 23, 2020, in connection with a previously announced public offering, Fidus Investment Corporation (the “Company”) and U.S. Bank National Association, as trustee (the “Trustee”), entered into a Fourth Supplemental Indenture (the “Fourth Supplemental Indenture”) to the Indenture, dated February 2, 2018, between the Company and the Trustee (together with the Fourth Supplemental Indenture, the “Indenture”). The Fourth Supplemental Indenture relates to the Company’s issuance, offer and sale of $125.0 million in aggregate principal amount of its 4.75% Notes due 2026 (the “Notes”).

The Notes will mature on January 31, 2026, unless previously redeemed or repurchased in accordance with their terms. The interest rate of the Notes is 4.75% per year and will be paid semi-annually in arrears on January 31 and July 31 of each year, commencing July 31, 2021. The Notes are the Company’s direct unsecured obligations and rank pari passu with the Company’s existing and future unsecured, unsubordinated indebtedness, including the Company’s 5.875% Notes due 2023 (the “2023 Notes”), 6.000% Notes due 2024 (the “February 2024 Notes”) and 5.375% Notes due 2024; senior to any series of preferred stock that the Company may issue in the future; senior to any of the Company’s future indebtedness that expressly provides it is subordinated to the Notes; effectively subordinated to all of the Company’s existing and future secured indebtedness (including indebtedness that is initially unsecured to which the Company subsequently grants security), to the extent of the value of the assets securing such indebtedness, including, without limitation, borrowings under the Company’s amended and restated senior secured revolving credit agreement with certain lenders party thereto and ING Capital LLC, as administrative agent (as amended from time to time, the “Credit Facility”); and structurally subordinated to all existing and future indebtedness and other obligations of any of the Company’s existing or future subsidiaries.

The Notes may be redeemed in whole or in part at any time or from time to time at the Company’s option, at a redemption price (as determined by the Company) equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest to, but excluding, the redemption date: (1) 100% of the principal amount of the Notes to be redeemed or (2) the sum of the present values of the remaining scheduled payments of principal and interest (exclusive of accrued and unpaid interest to the date of redemption) on the Notes to be redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using the applicable Treasury Rate (as defined in the Fourth Supplemental Indenture) plus 50 basis points; provided, however, that if the Company redeems any Notes on or after October 31, 2025 (the date falling three months prior to the maturity date of the Notes), the redemption price for the Notes will be equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption.

In addition, if a Change of Control Repurchase Event (as defined in the Fourth Supplemental Indenture) occurs prior to maturity of the Notes, holders of the Notes will have the right, at their option, to require the Company to repurchase for cash some or all of the Notes at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the repurchase date.

The Indenture contains certain covenants, including covenants requiring the Company to comply with Section 18(a)(1)(A) as modified by Section 61(a)(2) of the Investment Company Act of 1940, as amended (the “1940 Act”), or any successor provisions, to comply with Section 18(a)(1)(B) as modified by Section 61(a)(2) of the 1940 Act, or any successor provisions, whether or not the Company continues to be subject to such provisions of the 1940 Act, but giving effect, in either case, to any exemptive relief granted to the Company by the Securities and Exchange Commission (the “SEC”) and certain other exceptions, and to provide financial information to the holders of the Notes and the Trustee if the Company should no longer be subject to the reporting requirements under the Securities Exchange Act of 1934, as amended. These covenants are subject to important limitations and exceptions that are set forth in the Indenture.

The Notes were offered and sold in an offering registered under the Securities Act of 1933, as amended, pursuant to the Company’s registration statement on Form N-2 (Registration No. 333-223350) previously filed with the SEC, as supplemented by a preliminary prospectus supplement dated December 16, 2020, a final prospectus supplement dated December 16, 2020 and the pricing term sheet filed with the SEC on December 16, 2020. This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. The transaction closed on December 23, 2020.

The Company intends to use the net proceeds from the offering to redeem all of the outstanding 2023 Notes, repay the amount outstanding under the Credit Facility and redeem a portion of the outstanding February 2024 Notes (callable on February 15, 2021). However, the Company may re-borrow under the Credit Facility and use such borrowings to invest in lower middle-market companies in accordance with the Company’s investment objective and strategies and for working capital and general corporate purposes.

The foregoing descriptions of the Fourth Supplemental Indenture and the Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the Fourth Supplemental Indenture and the form of global note representing the Notes, respectively, each filed or incorporated by reference as exhibits hereto and incorporated by reference herein.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Fourth Supplemental Indenture, dated as of December 23, 2020, between Fidus Investment Corporation and U.S. Bank National Association, as trustee.

4.2	Form of Global Note with respect to the 4.75% Notes due 2026 (incorporated by reference to Exhibit 4.1 hereto).

5.1	Opinion of Eversheds Sutherland (US) LLP.

23.1	Consent of Eversheds Sutherland (US) LLP (included in Exhibit 5.1 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2020	Fidus Investment Corporation

	By:	/s/ Shelby E. Sherard
Shelby E. Sherard
Chief Financial Officer and Secretary